As filed with the Securities and Exchange Commission on June 2, 2011
Registration No. 333-171431

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Clean Diesel Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2810	06-1393453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4567 Telephone Road, Suite 206
Ventura, California 93003
(805) 639-9458
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nikhil A. Mehta
Chief Financial Officer and Treasurer
4567 Telephone Road, Suite 206
Ventura, California 93003
(805) 639-9458
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert M. Smith
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105
(415) 659-5955
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-171431) (the “Registration Statement”) of Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”) originally filed on December 27, 2010, as amended on December 30, 2010 and declared effective on December 30, 2010. Pursuant to the Registration Statement, the Company registered for resale 709,602 shares of the Company’s common stock.
     The Company filed the Registration Statement pursuant to that certain Registration Rights Agreement dated October 15, 2010. The Company and the holders of a majority of the “Registrable Securities” (as defined in the Registration Rights Agreement) have waived the obligation that the Company keep the Registration Statement effective. This Post-Effective Amendment is being filed solely to deregister all of the shares of common stock previously registered under the Registration Statement that remain unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on the 2nd day of June, 2011.

CLEAN DIESEL TECHNOLOGIES, INC.
By:	/s/ Charles F. Call
Charles F. Call
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles F. Call Charles F. Call	Director, Chief Executive Officer (Principal Executive Officer)	June 2, 2011
/s/ Nikhil A. Mehta Nikhil A. Mehta	Chief Financial Officer (Principal Financial Officer)	June 2, 2011
/s/ David E. Shea David E. Shea	Controller (Principal Accounting Officer)	June 2, 2011
/s/ * Alexander “Hap” Ellis III	Chairman of the Board	June 2, 2011
/s/ * Bernard (“Bud”) H. Cherry	Director	June 2, 2011
/s/ * Charles R. Engles, Ph.D.	Director	June 2, 2011
/s/ * Derek R. Gray	Director	June 2, 2011
/s/ * Mungo Park	Director	June 2, 2011
*	The undersigned does hereby sign this registration statement on behalf of the above indicated director of Clean Diesel Technologies, Inc. pursuant to a power of attorney executed by such director.

By:	/s/ Nikhil A. Mehta
Nikhil A. Mehta
Attorney-in-Fact